INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of _________, 2006, by and between Apex Bioventures Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, as amended No. 333-135755 (the “Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”);

WHEREAS, CRT Capital Group LLC (“CRT”) is acting as the underwriter in the IPO;

WHEREAS, the Company has agreed to issue securities in a private placement that will occur immediately prior to the IPO (the “Placement”);

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Certificate of Incorporation, an aggregate of $71,250,000 (or $81,937,500, if CRT’s over-allotment option is exercised in full), which is comprised of (i) the net proceeds of the IPO (except as provided in the Registration Statement); (ii) the $1,250,000 received by the Company in exchange for its securities pursuant to the Placement; and (iii) an additional $1,500,000 (or $1,725,000, if CRT’s over-allotment option is exercised in full) of the proceeds of the IPO, representing deferred underwriting discounts and commissions (the “Deferred Discount”) which CRT has agreed to deposit in the Trust Account (as defined below), will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company, and the holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that form a part of the units of the Company’s securities issued in the IPO (the “Units”) and CRT. The amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, CRT and the Company will be referred to collectively as the “Beneficiaries;” and

WHEREAS, in the event that securities offered in the IPO are registered in Colorado pursuant to Section 11-51-302(6) of the Colorado Revised Statutes (the “CRS”), a copy of which is attached hereto, the provisions thereof are made a part hereof;

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.  Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)  hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including, without limitation, with respect to the Public Stockholders, the terms of Section 11-51-302(6) of the CRS, in a segregated trust account (“Trust Account”) established by the Trustee at a branch of JPMorgan Chase NY Bank selected by the Trustee;

(b)  manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)  in a timely manner, upon the instruction of the Company, to invest and reinvest the Property (through Morgan Stanley or other intermediary) in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), having a maturity of 180 days or less or in any open ended investment company registered under the 1940 Act that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the 1940 Act;

(d)  collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)  notify the Company and CRT of all communications received by it with respect to any Property requiring action by the Company;

(f)  supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g)  participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or CRT to do so; and

(h)  render to the Company and to CRT, and to such other persons as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account, which information will be based in part upon information provided by Morgan Stanley.

2.  Limited Distributions of Income on Property.

(a)  If there is any income tax obligation relating to the income from the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall make available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the taxing authority (and not through the Company) by electronic funds transfer, account debit or other method of payment; provided, however, that if a taxing authority will not accept payment in such manner, then any payment which would have been made directly to the taxing authority may be made to the Company, and the Company shall forward such payment to the taxing authority.

(b)  Upon one or more written requests from the Company, which shall be made no more frequently than once in any calendar month, the Trustee shall distribute to the Company interest earned on the Trust Account; provided, that, (i) any amount so disbursed to the Company shall be net of accrued income taxes with respect thereto, and (ii) the aggregate amount of all such distributions shall not exceed an amount equal to one-half of the aggregate interest accrued on the Property since the date of this Agreement, less the amount of any income taxes accrued thereon (without double counting taxes which have already been accounted for pursuant to Section 2(a) above).

(c)  Except as provided in Sections 2(a) and 2(b) above and as provided in Section 3 and 8(a) below, no other distributions from the Trust Account shall be permitted.

3.  Liquidation of the Trust Account. The Trustee agrees to commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its (i) Chief Executive Officer or Chairman of the Board and (ii) Secretary, and complete the liquidation of the Trust Account and disburse the Property in the Trust Account (which disbursement shall include, in the event of a Business Combination, payment of the Deferred Discount to the Representative) only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in Sections 2 and 8(a) hereof and this Section 3, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein. As used in this Agreement, the term “Business Combination” means the acquisition by the Company, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with, one or more operating businesses in the healthcare industry, as more fully described in the prospectus forming a part of the Registration Statement.

4.  Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a)  to provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer. In addition, except with respect to its duties under Section 3 above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith, believes to be given by the Company’s Chief Executive Officer, provided that the Company and/or CRT shall promptly confirm such instructions in writing; and

(b)  to hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 4(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel;

(c)  to pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay any of such fees). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter shall pay on each anniversary of the Effective Date, the $3,000 annual fee in respect of the coming year. The Trustee shall refund to the Company the pro rata portion of any annual fee attributable to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee; and

(d)  that, in connection with any vote of the Company’s stockholders regarding a Business Combination, the Trustee or another independent party designated by the Company shall act as the inspector of election to certify the results of the stockholder vote.

5.  Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)  take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)  institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property, unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)  change the investment of any Property, other than in compliance with Section 1(c);

(d)  refund any depreciation in principal of any Property;

(e)  assume that the authority of any person designated by the Company and/or CRT to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or CRT shall have delivered a written revocation of such authority to the Trustee;

(f)  the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively on, and shall be protected in acting upon, any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)  verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)  pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes is as provided for by Section 2(a) hereof).

6.  Certain Rights Of Trustee.

(a)  Before the Trustee acts or refrains from acting, it may require a certificate from the Company’s Chief Executive Officer or an opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(b)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

(d)  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and it shall not be accountable for the Company’s use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

7.  No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

8.  Termination. This Agreement shall terminate as follows:

(a)  if the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited, the transfer of copies of the reports and statements relating to the Trust Account and the investment of the Property with Morgan Stanley, whereupon this Agreement shall terminate; provided, however, that, in the event the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property (and such reports and statements) deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b)  at such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate.

9.  Miscellaneous.

(a)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and permitted assigns; provided, that, except as provided in Section 7 hereof, no party hereto may assign any of its rights or obligations hereunder to any other party without the express written consent of the other party hereto.

(b)  The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an “Authorized Individual” at an “Authorized Telephone Number” listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(c)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Each of the parties hereto waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the subject matter hereof.

(d)  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification (other than to correct a typographical error or similar technical error) may be made to Sections 2 and 3 hereof without the consent of 95% of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this Section 9(d) with the same right and power to enforce this Section 7(d) as either of the parties hereto. For purposes of this Section 7(d), the “consent of 95% of the Public Stockholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (A) 95% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”), have voted in favor of such amendment or modification, or (B) 95% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification.

(e)  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
Fax No.: (212) 509-5150

if to the Company, to:

Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010
Attn: Chief Executive Officer
Fax No.: (650) 342-8440

in either case with a copy (which shall not constitute notice) to:

CRT Capital Group LLC
262 Harbor Drive
Stamford, Connecticut 06902
Attn: George Brickerstaff, Managing Director
Fax No.: (203) 569-6890

and

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue, 25th Floor
New York, New York 10017
Attn: Joel I. Papernik, Esq. and Jeffrey P. Schultz, Esq.
Fax No.: (212) 983-3115

and

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attn: Floyd I. Wittlin, Esq.
Fax No.: (212) 752-5378

(f)  Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g)  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all parties, but all of which together will constitute one and the same agreement. Facsimile signatures shall be deemed originals for all purposes hereunder.

(h)  If, at any time during the term hereof, the Company’s Chief Executive Officer is unavailable or inaccessible, then the provisions hereof shall be deemed to provide, in the alternative, for the signature or action, as applicable, of the Company’s Chief Operating Officer or Chief Financial Officer.

(i)  The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

(Remainder of page intentionally left blank. Signature page(s) to follow.)

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name: Title:

APEX BIOVENTURES ACQUISITION CORPORATION

By:
K. Michael Forrest, Chief Executive Officer

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: [______________]

Re: Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to Section 3 of the Investment Management Trust Agreement between Apex Bioventures Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [__________], 2006 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with [___________] (“Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date], which Business Combination is consistent with the requirements set forth in the Company’s Registration Statement on Form S-1, as amended, No. 333-135755. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used herein and not otherwise define shall have the meaning ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and CRT shall direct in writing on the Consummation Date.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that (a) all of the conditions to closing of the Business Combination have been satisfied and the closing date for such Business Combination has been scheduled pursuant to the terms of the Business Agreement, and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the CRS have been met, to the extent applicable; (ii) the Company shall deliver an oath and report of the inspector of election certifying the approval of the Business Combination by the Company’s stockholders (which may be further certified by an independent inspector which may be the Trustee or as otherwise appointed by the Company) (collectively, the “Report”); and (iii) the Company shall deliver to you written instructions with respect to the transfer of the funds, including the Deferred Discount, held in the Trust Account (“Instructions”). Upon your receipt of the foregoing, you are hereby directed and authorized to transfer the funds held in the Trust Account in accordance with the terms of the Instructions. Notwithstanding the foregoing, upon verification of receipt by you of the Instructions, we hereby agree and acknowledge that the Property in the Trust Account shall be distributed as follows: (1) first, to CRT by wire transfer (or as otherwise directed by CRT) in immediately available funds, the aggregate amount of $1,500,000 (or up to $1,725,000, if CRT’s over-allotment option has been exercised), plus any interest accrued thereon; and (2) thereafter, to any other Beneficiary in accordance with the terms of the Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and, if the amount set forth in sub-clause (1) shall not have been paid in full, the Company shall issue written instructions directing you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company and/or CRT.

Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date, as set forth in the notice.

Very truly yours,

APEX BIOVENTURES ACQUISITION CORPORATION

By:
Name: Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: [______________]

Re: Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to Section 3 of the Investment Management Trust Agreement between Apex Bioventures Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [__________], 2006 (the “Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve the Company and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Revised Statutes have been met, and (b) authorize you to commence liquidation of the Trust Account as a part of the Company’s plan of dissolution and distribution. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon as thereafter as is practicable. You will notify the Company and _______________ (“Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with terms of the Trust Agreement and the Company’s Certificate of Incorporation, as amended. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated and the Trust Account closed.

Very truly yours,

APEX BIOVENTURES ACQUISITION CORPORATION

By:
Name: Title:

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Apex Bioventures Acquisition Corporation 18 Farm Lane Hillsborough, California 94010 Attention: K. Michael Forrest, CEO	(650) 344-3029

Trustee:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Frank DiPaolo	(212) 845-3270